AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1997.

                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            VISION TWENTY-ONE, INC.
             (Exact name of registrant as specified in its charter)



           FLORIDA                                   59-3384581
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                   Identification No.)



                             7209 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777
                                 (813) 595-4300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            VISION TWENTY-ONE, INC.
                           1996 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                           Theodore N. Gillette, O.D.
                     Chief Executive Officer and President
                            Vision Twenty-One, Inc.
                             7209 Bryan Dairy Road
                              Largo, Florida 33777
                                 (813) 545-4300
                     (Name, Address and Telephone number of
                               Agent for Service)

                                   Copies to:

                           Darrell C. Smith, Esquire
                         Shumaker, Loop & Kendrick, LLP
                        101 E. Kennedy Blvd., Suite 2800
                              Tampa, Florida 33602
                                 (813) 229-7600


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
      TITLE OF SECURITIES      AMOUNT TO BE       PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
       TO BE REGISTERED         REGISTERED            OFFERING            AGGREGATE          REGISTRATION FEE
                                                  PRICE PER SHARE       OFFERING PRICE
----------------------------------------------------------------------------------------------------------------------------
Common Shares $.001 Par Value   933,333 shares       $12.6875(1)          $11,841,662(1)            $3,589
============================================================================================================================

-----------------

(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Pursuant to Rule 457(c), the fee is calculated on the basis of the average of the high and low prices reported on the NASDAQ National Market for the common stock on October 17, 1997.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         Note: The documents containing the information concerning the Vision Twenty-One, Inc. 1996 Stock Incentive Plan (the "Plan") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of the registrant information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Securities Act Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (a) The description of the Company's common stock contained in its Registration Statement on Form S-1, filed under the Securities Act on June 13, 1997, File No. 333-29213.

         (b) The Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act on August 18, 1997.

         (c) The Company's Form 8-A filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended ("the Exchange Act") on August 12, 1997.

         (d) The Company's Form 8-K filed October 1, 1997 related to the Company's acquisitions of Retina Associates Southwest, Florida Eye Center and Managed Health Services.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The Company's legal counsel, Shumaker, Loop & Kendrick of Tampa, Florida, is giving the Company an opinion upon the legality of the issuance of the shares of Common Stock being offered hereby. As of October 1, 1997, certain attorneys in the firm of Shumaker, Loop & Kendrick beneficially owned a total of 17,000 shares of the Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation (the "Articles") provide that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of laws; (iii) for liability under the Florida Business Corporation Act (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The Company's by-laws provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the Florida Business Corporation Act.

         The Company has entered into indemnification agreements (the "Indemnification Agreements") with all of its directors and certain of its officers. Similar Indemnification Agreements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company. At present, there is no material pending litigation nor proceeding involving a director, officer, employee or agent of the Company where indemnification is required or permitted, nor is the Company aware of any threatened litigation or proceeding that may result in a claim for such indemnification. The Company is also empowered under its Articles to purchase and maintain insurance or furnish similar protection on behalf of any person who it is required or permitted to indemnify and the Company has acquired such insurance in connection with each individuals that the Company believes is warranted.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER   EXHIBIT DESCRIPTION

3.1 Amended and Restated Articles of Incorporation of Vision Twenty-One, Inc.(previously filed on June 13, 1997 as Exhibit 3.1 in the Company's Registration Statement on Form S-1, File No. 333-29213).*

3.2 By-Laws of Vision Twenty-One, Inc.(previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-29213, filed on June 13, 1997).*

4.1 Vision Twenty-One, Inc. 1996 Stock Incentive Plan (previously filed as Exhibit 10.5 to the Company's Registration Statement on Form S-1, File No. 333-29213, filed on June 13, 1997).*

5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 The consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2 Consent of Ernst & Young, LLP, independent certified public accountants.

24.1     Power of Attorney (included in signature page).
 ------------------

*Document has been filed with the Commission and is incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         1.       The Company hereby undertakes:

                  (a) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933.

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the formation set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. The undersigned Company hereby undertakes to deliver or cause to be delivered with the Prospectus to each eligible employee or director to whom the Prospectus is sent or given, a copy of the Company's Annual Report to Stockholders for its last fiscal year, unless such individual otherwise has received a copy of such Annual Report, in which case the Company shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Annual Report on written request of the individual. If the last fiscal year of the Company has ended within 120 days prior to the use of the Prospectus, the Annual Report of the Company for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such individual.

         The Company also undertakes to deliver or cause to be delivered to all employees or directors participating in the Company's 1996 Stock Incentive Plan who do not otherwise receive such material, copies of all reports to stockholders, proxy statements and other communications distributed to its security holders generally, such material to be sent or delivered no later than the time it is sent to security holders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida this 15th day of October, 1997.

                                 VISION TWENTY-ONE, INC.

                                 By: /s/ Theodore N. Gillette
                                     --------------------------------------
                                     Theodore N. Gillette, Chief Executive
                                     Officer

                                 By: /s/ Richard T. Welch
                                     ---------------------------------------
                                     Richard T. Welch, Chief Financial Officer
                                     (Principal Financial Officer and Principal
                                     Accounting Officer)

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Vision Twenty-One, Inc., hereby constitutes and appoints Theodore N. Gillette, Chief Executive of the Company, and Richard T. Welch, Chief Financial Officer of the Company, or either of them individually, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of the shares of the Company's common stock to be offered under the Vision Twenty-One, Inc. 1996 Stock Incentive Plan, and to any and all amendments to such Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, or either of them individually, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorneys shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.


    Signature                                          Title                                                Date
    ---------                                          -----                                                ----
/s/ Dr. Theodore N. Gillette,  O.D.         Chief Executive Officer,                                October 15, 1997
------------------------------------        President and Chairman of the Board
Dr. Theodore N. Gillette, O.D.

/s/ Dr. Richard L. Sanchez                  Chief Development Officer, Secretary and Director       October 15, 1997
------------------------------------
Dr. Richard L. Sanchez

/s/ Richard T. Welch                        Chief Financial Officer, Treasurer and Director         October 15, 1997
------------------------------------
Richard T. Welch

/s/ Richard L. Lindstrom, M.D.              Chief Medical Officer and Director                      October15, 1997
------------------------------------
Richard L. Lindstrom, M.D.

/s/ Peter J. Fontaine                       Director                                                October 15, 1997
------------------------------------
Peter J. Fontaine

/s/ Herbert U. Pegues, II, M.D.             Director                                                October 15, 1997
------------------------------------
Herbert U. Pegues, II, M.D.

/s/ Bruce S. Maller                         Director                                                October 15, 1997
------------------------------------
Bruce S. Maller

/s/ Jeffrey I. Katz, M.D.                   Director                                                October 15, 1997
------------------------------------
Jeffrey I. Katz, M.D.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                  EXHIBIT DESCRIPTION
------                  -------------------

3.1 Amended and Restated Articles of Incorporation of Vision Twenty-One, Inc. (previously filed on June 13, 1997 as Exhibit
               3.1 in the Company's Registration Statement on Form S-1, File No. 333-29213)."

3.2            By-Laws of Vision Twenty-One, Inc. (previously filed as Exhibit
               3.2 to the Company's Registration Statement on Form S-1, File No. 333-29213, filed on June 13, 1997).*

4.1 Vision Twenty-One, Inc. 1996 Stock Incentive Plan (previously filed on June 13, 1997, as Exhibit 10.5 to the Company's Registration Statement on Form S-1, File No. 333-29213).*

5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 The consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2 Consent of Ernst & Young, LLP, independent certified public accountants.

24.1           Power of Attorney (included in Signature page).

---------------------
*Document has been previously filed with the Commission and is incorporated herein by reference.